Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2014 RESULTS

WASHINGTON, D.C., January 27, 2015 -- Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and full year 2014.

For the fourth quarter ended December 31, 2014, adjusted diluted net earnings per share were $1.04 on a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule. This represents an 8.3% increase over the comparable 2013 amount. On a GAAP basis, net earnings for the fourth quarter were $662 million, or $0.92 per share on a diluted basis. Revenues for the 2014 fourth quarter increased 3.0% to $5.4 billion with core revenues increasing 4.0%.

Net earnings for the full year 2014 were $2.6 billion, or $3.63 per share on a diluted basis. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, full year 2014 adjusted diluted net earnings were $3.68 per share representing an increase of 7.6% over the comparable amount in 2013. Revenues for the full year 2014 increased 4.0% to $19.9 billion with core revenues increasing 3.5%.

The Company anticipates that non-GAAP, adjusted diluted net earnings per share for the first fiscal quarter of 2015 will be in the range of $0.90 to $0.94. The Company is also updating its full year 2015 adjusted diluted net earnings per share guidance, which is now expected to be in the range of $4.30 to $4.40, reflecting the adjustments identified on the attached reconciliation schedule. The strengthening of the US dollar since December is expected to reduce 2015 earnings by approximately $0.10 per share on a diluted basis. The Company anticipates offsetting $0.05 per share of this currency impact from savings associated with incremental fourth quarter 2014 productivity initiatives, recent acquisitions, and other actions. Core revenue for the full year 2015 is anticipated to grow between 3% and 4%.

Thomas P Joyce, Jr., President and Chief Executive Officer, stated, “We delivered a strong finish to the year with core revenue growth exceeding our expectations. Our team executed well, using the tools of the Danaher Business System to gain market share while driving solid core margin expansion and record free cash flow generation. While cognizant of the current macroeconomic challenges, our investments in growth and productivity initiatives combined with a robust balance sheet give us confidence in our ability to outperform in 2015 and beyond.”

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Investor Events.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 800-768-6563 within the U.S. or by dialing 785-830-7991 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 1202913). A replay of the conference call will be available shortly after the conclusion of the call and until Tuesday, February 3, 2015. The replay can be accessed by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 1202913. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information - Quarterly Earnings.”

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have unparalleled leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. The Company's globally diverse team of 71,000 associates is united by a common culture and operating system, the Danaher Business System. In 2014, Danaher generated $19.9 billion in revenue and its market capitalization exceeded $60 billion. For more information please visit: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

FORWARD LOOKING STATEMENTS

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated adjusted diluted net earnings per share for the first quarter and full year 2015, anticipated 2015 core revenue growth, anticipated impact of foreign currency translation in 2015 (as well as the anticipated offsetting impact from incremental fourth quarter 2014 productivity initiatives, recent acquisitions, and other actions), the anticipated impact of macroeconomic challenges including the anticipated impact of the Company’s growth and productivity investments and balance sheet position and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2013 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2014. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Year Ended
	December 31, 2014	December 31, 2013		December 31, 2014	December 31, 2013
Diluted Net Earnings Per Share (GAAP)	$0.92	$1.11		$3.63	$3.80
Impact of discrete tax items in 2014 and 2013 and lower than expected effective tax rate (due primarily to year-end 2014 tax law changes) in the three months and year ended December 31, 2014	0.09	—		0.08	(0.03)
Gain on sale of marketable equity securities in the three months ended December 31, 2014 ($99 million pre-tax, $62 million after tax) and for the year ended December 31, 2014 ($123 million pre-tax, $77 million after-tax) and gain on sale of marketable equity securities for the three months and year ended December 31, 2013 ($202 million pre-tax, $125 million after-tax)	(0.09)	(0.18)		(0.11)	(0.18)
Restructuring charges in excess of amounts originally budgeted and publicly communicated in December 2013 for the three months and year ended December 31, 2014 ($94 million pre-tax and $72 million after-tax)	0.10	—		0.10	—
Acquisition-related transaction costs deemed significant ($12 million pre-tax, $9 million after-tax) for the three months and year ended December 31, 2014 and fair value adjustments to acquisition related inventory ($5 million pre-tax, $4 million after-tax) for the three months and year ended December 31, 2014 in each case incurred in connection with the acquisition of Nobel Biocare	0.02	—		0.02	—
Gain on sale of electric vehicle systems product line in the year ended December 31, 2014 ($34 million pre-tax, $26 million after-tax)	—	—		(0.04)	—
Impairment of intangible assets associated with a technology investment in the communications business for the three months and year ended December 31, 2013 ($31 million pre-tax, $19 million after-tax)	—	0.03		—	0.03
Gain on the sale of investment in Apex Tool Group LLC in the first quarter of 2013 ($230 million pre-tax, $144 million after-tax)	—	—		—	(0.20)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$1.04	$0.96	8.3%	$3.68	$3.42	7.6%

Forecasted Earnings Per Share Guidance

	Three Months Ending April 3, 2015		Year Ending December 31, 2015
	Low End	High End	Low End	High End
Diluted Net Earnings Per Share (GAAP)	$0.76	$0.80	$3.81	$3.91
Fair value adjustments to Nobel Biocare acquisition-related inventory ($22 million pre-tax, $17 million after-tax)	0.02	0.02	0.02	0.02
Amortization of acquisition-related intangible assets in the three months ending April 3, 2015 ($111 million pre-tax, $85 million after-tax) and the year ending December 31, 2015 ($441 million pre-tax, $337 million after-tax)	0.12	0.12	0.47	0.47
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.90	$0.94	$4.30	$4.40

Core Revenue Growth

Components of Revenue Growth	Three Months Ended December 31, 2014 vs. Comparable 2013 Period	Year Ended December 31, 2014 vs. Comparable 2013 Period
Core (Non-GAAP)	4.0%	3.5%
Acquisitions (Non-GAAP)	2.5%	1.5%
Impact of Currency Translation (Non-GAAP)	(3.5)%	(1.0)%
Total Revenue Growth (GAAP)	3.0%	4.0%

Adjusted Diluted Net Earnings Per Share

We disclose the non-GAAP measure of adjusted diluted net earnings per share, which refers to GAAP diluted net earnings per share, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company's overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested product lines not considered discontinued operations (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Sales	$5,417.2	$5,266.7	$19,913.8	$19,118.0
Cost of sales	(2,613.5)	(2,555.0)	(9,471.3)	(9,160.4)
Gross profit	2,803.7	2,711.7	10,442.5	9,957.6
Operating costs and other:
Selling, general and administrative expenses	(1,580.3)	(1,491.5)	(5,697.0)	(5,432.8)
Research and development expenses	(336.1)	(332.2)	(1,314.2)	(1,249.9)
Operating profit	887.3	888.0	3,431.3	3,274.9
Non-operating income (expense):
Other income	99.1	201.5	156.5	431.3
Interest expense	(26.5)	(32.3)	(122.7)	(145.9)
Interest income	4.5	1.8	16.7	5.7
Earnings before income taxes	964.4	1,059.0	3,481.8	3,566.0
Income taxes	(302.7)	(269.7)	(883.4)	(871.0)
Net earnings	$661.7	$789.3	$2,598.4	$2,695.0
Net earnings per share:
Basic	$0.94	$1.13	$3.70	$3.87
Diluted	$0.92	$1.11	$3.63	$3.80
Average common stock and common equivalent shares outstanding:
Basic	704.8	699.0	702.2	696.0
Diluted	717.6	713.8	716.1	711.0

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ and shares in millions, except per share amount)

	As of December 31
	2014	2013
ASSETS
Current assets:
Cash and equivalents	$3,005.6	$3,115.2
Trade accounts receivable, less allowance for doubtful accounts of $122.6 and $121.5, respectively	3,633.8	3,451.6
Inventories	1,831.5	1,783.5
Prepaid expenses and other current assets	960.4	763.4
Total current assets	9,431.3	9,113.7
Property, plant and equipment, net	2,203.0	2,211.3
Other assets	1,024.0	1,061.3
Goodwill	16,964.2	16,038.2
Other intangible assets, net	7,369.2	6,247.7
Total assets	$36,991.7	$34,672.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$71.9	$62.3
Trade accounts payable	1,875.0	1,778.2
Accrued expenses and other liabilities	3,449.5	2,686.9
Total current liabilities	5,396.4	4,527.4
Other long-term liabilities	4,744.0	4,256.7
Long-term debt	3,401.5	3,436.7
Stockholders’ equity:
Common stock - $0.01 par value, 2.0 billion shares authorized; 792.5 and 785.7 issued; 704.3 and 698.1 outstanding, respectively	7.9	7.9
Additional paid-in capital	4,480.9	4,157.6
Retained earnings	20,323.0	18,005.3
Accumulated other comprehensive income (loss)	(1,433.7)	214.5
Total Danaher stockholders’ equity	23,378.1	22,385.3
Non-controlling interests	71.7	66.1
Total stockholders’ equity	23,449.8	22,451.4
Total liabilities and stockholders’ equity	$36,991.7	$34,672.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in millions)

	Year Ended December 31
	2014	2013
Cash flows from operating activities:
Net earnings	$2,598.4	$2,695.0
Non-cash items:
Depreciation	552.6	529.9
Amortization	385.9	365.1
Stock-based compensation expense	121.1	117.7
Earnings from unconsolidated joint venture, net of cash dividends received	—	66.6
Pre-tax gain on sales of investments and a product line	(156.5)	(431.3)
Change in deferred income taxes	177.3	254.6
Change in trade accounts receivable, net	(142.2)	(48.7)
Change in inventories	50.6	62.9
Change in trade accounts payable	118.4	182.6
Change in prepaid expenses and other assets	(125.6)	(120.2)
Change in accrued expenses and other liabilities	178.4	(88.9)
Net cash provided by operating activities	3,758.4	3,585.3
Cash flows from investing activities:
Cash paid for acquisitions	(3,130.9)	(957.2)
Payments for additions to property, plant and equipment	(597.5)	(551.5)
Proceeds from sales of investments and a product line	253.8	958.6
All other investing activities	30.3	(2.4)
Net cash used in investing activities	(3,444.3)	(552.5)
Cash flows from financing activities:
Proceeds from the issuance of common stock	132.9	177.4
Payment of dividends	(227.7)	(52.1)
Net proceeds from (repayments of) borrowings (maturities of 90 days or less)	312.2	(763.3)
Repayments of borrowings (maturities longer than 90 days)	(414.7)	(967.8)
All other financing activities	(20.9)	—
Net cash used in financing activities	(218.2)	(1,605.8)
Effect of exchange rate changes on cash and equivalents	(205.5)	9.5
Net change in cash and equivalents	(109.6)	1,436.5
Beginning balance of cash and equivalents	3,115.2	1,678.7
Ending balance of cash and equivalents	$3,005.6	$3,115.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Sales:
Test & Measurement	$913.4	$898.3	$3,461.9	$3,417.3
Environmental	988.5	936.1	3,547.3	3,316.9
Life Sciences & Diagnostics	1,994.9	1,939.6	7,185.7	6,856.4
Dental	626.9	590.2	2,193.1	2,094.9
Industrial Technologies	893.5	902.5	3,525.8	3,432.5
	$5,417.2	$5,266.7	$19,913.8	$19,118.0

Operating Profit:
Test & Measurement	$163.6	$148.8	$657.9	$669.5
Environmental	189.6	210.9	705.2	696.5
Life Sciences & Diagnostics	330.7	323.0	1,105.9	1,009.8
Dental	59.8	81.0	304.4	304.9
Industrial Technologies	182.0	156.2	801.3	722.9
Other	(38.4)	(31.9)	(143.4)	(128.7)
	$887.3	$888.0	$3,431.3	$3,274.9

Operating Margins:
Test & Measurement	17.9%	16.6%	19.0%	19.6%
Environmental	19.2%	22.5%	19.9%	21.0%
Life Sciences & Diagnostics	16.6%	16.7%	15.4%	14.7%
Dental	9.5%	13.7%	13.9%	14.6%
Industrial Technologies	20.4%	17.3%	22.7%	21.1%
Total	16.4%	16.9%	17.2%	17.1%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.